Exhibit 99.15

FORM OF GUARANTEE

This GUARANTEE (this “Guarantee”) is entered into as of [•], 2014, among CENTRAL EUROPEAN MEDIA ENTERPRISES N.V., a company incorporated under the laws of the former Netherlands Antilles and existing under the laws of Curaçao (“CME NV”), CME MEDIA ENTERPRISES B.V., a private limited liability company incorporated and existing under the laws of the Netherlands  (“CME BV”, and together with CME NV and any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, collectively, the “Subsidiary Guarantors” and each, a “Subsidiary Guarantor”)  as guarantors and TIME WARNER INC., as administrative agent (the “Administrative Agent”), on behalf of itself and the Lenders (as defined below).

Reference is hereby made to that certain Term Loan Facility Credit Agreement, dated as February 28, 2014 (as restated, amended, modified, supplemented and in effect, the “Credit Agreement”), among CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., as borrower (the “Borrower”), the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent.  Capitalized terms used in this Guarantee and not otherwise defined herein have the meanings specified in the Credit Agreement.

The Lenders have agreed to extend credit to the Borrower, subject to the terms and conditions set forth in the Credit Agreement, which include, among other things, the execution and delivery of this Guarantee within the timeframe set forth in the Credit Agreement.  Each Subsidiary Guarantor is an Affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and is willing to execute and deliver this Guarantee in order to induce the Lenders to enter into the Credit Agreement.  Accordingly, for value received, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Guarantee.  Each of the Subsidiary Guarantors hereby fully, unconditionally, irrevocably, and jointly and severally guarantees on a senior basis, as primary obligor and not merely as surety, the full and punctual payment of principal of, or interest on or in respect of the  Loan when due, whether at stated maturity, by acceleration or otherwise, under the Credit Agreement or any other Loan Document, and the full and punctual payment of all expenses and indemnification payments owed by the Borrower in respect of the Loan under the Credit Agreement or any other Loan Document (the “Guaranteed Obligations”).  The Guaranteed Obligations shall include, in addition to the amount stated above, any and all costs and expenses (including counsel fees and expenses) incurred by the Administrative Agent or the Lenders in enforcing any rights under this Guarantee or any other Loan Document.

The guarantee hereunder is a guarantee of payment.  If there occurs an Event of Default in the payment of principal or interest, if any, or any other payment obligations in respect of the Loan under the Credit Agreement or any other Loan Document, legal proceedings may be instituted directly against one or all of the Subsidiary Guarantors without first proceeding against the Borrower.

2.             Limitation on Liability.  The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum that will result in the obligations of such Subsidiary Guarantor not constituting a fraudulent conveyance or a violation of fraudulent restrictions under applicable insolvency and other laws.

3.             No Subrogation.  Notwithstanding any payment or payments made by a Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any guarantee or right of offset held by the Administrative Agent or any Lenders for the payment of amounts owed by the Borrower and the Subsidiary Guarantors in respect of the Guaranteed Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Subsidiary Guarantor hereunder, in each case until all Guaranteed Obligations (other than Unmatured Surviving Obligations) are paid in full.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations (other than Unmatured Surviving Obligations) shall not have been paid in full, such amount shall be held by the Subsidiary Guarantor for and on behalf of, and to the extent possible under applicable law in trust for, the Administrative Agent and the Lenders, segregated from other funds of the Subsidiary Guarantor and shall, forthwith upon receipt by the Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by the Subsidiary Guarantor (duly indorsed by the Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations.  “Unmatured Surviving Obligations” of any Subsidiary Guarantor means any Guaranteed Obligations that by their terms survive the termination of the Loan Documents but are not, as of the date of payment of all other Guaranteed Obligations, due and payable and for which no outstanding claim has been made.  Notwithstanding anything to the contrary herein, payments of principal and interest are not Unmatured Surviving Obligations.

4.             Release and Discharge.  (a) This Guarantee will be automatically and unconditionally released without further action on the part of any Lender or the Administrative Agent (and thereupon shall terminate and be discharged and be of no further force and effect) upon full and final payment and performance of all Guaranteed Obligations (other than Unmatured Surviving Obligations) and (b) so long as no Event of Default has occurred and is continuing, the guarantee of any Subsidiary Guarantor (together with any rights of contribution, subrogation or other similar rights against the Subsidiary Guarantor) will be automatically and unconditionally released without further action on the part of any Lender or the Administrative Agent (and thereupon shall terminate and be discharged and be of no further force and effect) so long as (i) the Subsidiary Guarantor is disposed of (whether by amalgamation, merger, demerger, split-up or consolidation, the sale, transfer or other disposal of all its Capital Stock or the sale, transfer or other disposal of all or substantially all of its assets (other than by a lease)) to an entity other than the Borrower or any Subsidiary of the Borrower in compliance with the terms of the Credit Agreement, (ii) such Subsidiary Guarantor is simultaneously and unconditionally released from its obligations in respect of all other Indebtedness of the Borrower or any other Subsidiary of the Borrower, and (iii) the proceeds from such sale, transfer or other disposition are used for the purposes permitted or required by the Credit Agreement.

5.             Termination; Reinstatement.  Except for any release of a Subsidiary Guarantor pursuant to Section 4 of this Guarantee, this Guarantee is a continuing, absolute and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guarantee are indefeasibly paid in full in cash (other than Unmatured Surviving Obligations).  This Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the  Borrower or a Subsidiary Guarantor is made, or the Administrative Agent or any Lender exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent or such Lender is in possession of or has released this Guarantee and regardless of any prior revocation, rescission, termination or reduction.  The obligations of each Subsidiary Guarantor under this Section shall survive termination of this Guarantee.

6.             No Setoff or Deductions; Taxes; Payments.  CME BV represents and warrants that it is incorporated and existing under the laws of the Netherlands, and CME NV represents and warrants it is incorporated under the laws of the former Netherlands Antilles and existing under the laws of Curaçao.  Each Subsidiary Guarantor shall make all payments hereunder without setoff or counterclaim and subject to, and in accordance with, Section 2.14 of the Credit Agreement, free and clear of and without deduction for any Taxes.  The obligations of each Subsidiary Guarantor under this Section shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.  All payments under this Guarantee shall be made in accordance with Section 2.15 of the Credit Agreement.  The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting the Borrower, including, but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of the Borrower’s property, or by economic, political, regulatory or other events in the countries where the Borrower is located.

7.             Rights of Administrative Agent.  Subject to the terms of the Credit Agreement, each Subsidiary Guarantor consents and agrees that the Administrative Agent, on behalf of itself and the Lenders, and the Lenders, may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof and (b) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.  Without limiting the generality of the foregoing, each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Subsidiary Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of such Subsidiary Guarantor.

8.             Certain Waivers.  Each Subsidiary Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any

Lender) of the liability of the Borrower; (b) any defense based on any claim that such Subsidiary Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder; (d) any right to require the Administrative Agent or any Lender to proceed against the Borrower or pursue any other remedy in the Administrative Agent’s or any Lender’s power whatsoever; and (e) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.

Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Guaranteed Obligations; subject, however, to such Subsidiary Guarantor’s right to make inquiry to the Administrative Agent to ascertain the amount of the Guaranteed Obligations at any reasonable time.

9.             Obligations Independent.  The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against such Subsidiary Guarantor to enforce this Guarantee whether or not the Borrower or any other person or entity is joined as a party.

10.          Subordination.  Each Subsidiary Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including, but not limited to, any obligation of the Borrower to such Subsidiary Guarantor as subrogee of the Administrative Agent or the Lenders or resulting from such Subsidiary Guarantor’s performance under this Guarantee, to the indefeasible payment in full in cash of all Guaranteed Obligations (other than Unmatured Surviving Obligations).  Notwithstanding anything to the contrary set forth herein and to the extent permitted under the Credit Agreement, the Borrower may make any payment to such Subsidiary Guarantor in respect of such obligations and indebtedness.  If the Administrative Agent so requests at any time following the occurrence and during the continuance of any Event of Default, any such obligation or indebtedness of the Borrower to such Subsidiary Guarantor shall be enforced and performance received by such Subsidiary Guarantor for and on behalf of, and to the extent possible under applicable law as trustee for, the Administrative Agent or the Lenders and the proceeds thereof shall be paid over to the Administrative Agent, for the benefit of itself, and the Lenders, on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Guarantee.

11.          Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Subsidiary Guarantor or the Borrower under any Bankruptcy Law, or otherwise, all such amounts shall nonetheless be payable by the Subsidiary Guarantors immediately upon written demand by the Administrative Agent.

12.          Expenses.  Each Subsidiary Guarantor shall pay all reasonable invoiced out-of-pocket expenses of the Administrative Agent and the Lenders in accordance with Section 8.03 of the Credit Agreement.  The obligations of each Subsidiary Guarantor under this Section shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.

13.          Miscellaneous.  Subject to the terms of the Credit Agreement and Section 25 of this Guarantee, no provision of this Guarantee may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and each Subsidiary Guarantor.  No failure by the Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guarantee shall not affect the enforceability or validity of any other provision herein.  Unless otherwise agreed by the Administrative Agent and each Subsidiary Guarantor in writing, this Guarantee is not intended to supersede or otherwise affect any other guarantee now or hereafter given by any Subsidiary Guarantor for the benefit of the Administrative Agent or any Lender or any term or provision thereof.  The Administrative Agent and the Borrower may agree to changes to this Guarantee with respect to foreign guarantors as may be required by local law.

14.          Condition of Borrower.  Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Subsidiary Guarantor requires, and that the Administrative Agent has and the Lenders have no duty, and such Subsidiary Guarantor is not relying on the Administrative Agent at any time, to disclose to such Subsidiary Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Subsidiary Guarantor waiving any duty on the part of the Administrative Agent or any Lender to disclose such information and any defense relating to the failure to provide the same).

15.          Setoff.  If and to the extent any payment is not made when due hereunder and subject to Section 8.08 of the Credit Agreement, the Administrative Agent or any Lender may, at any time following the occurrence and during the continuance of an Event of Default, set off and charge from time to time any amount so due against any or all of a Subsidiary Guarantor’s accounts or deposits with the Administrative Agent or such Lender, respectively.

16.          Representations and Warranties.  Each Subsidiary Guarantor represents and warrants, as of the date hereof and on the Borrowing Effective Date, that (a) it (i)(A) is validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, (B) has all requisite power and authority to carry on its business as now conducted, and (C) is qualified to do business in, and (if applicable) is in good standing in, every jurisdiction where such qualification is required, except in the case of (B) and (C) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) this Guarantee is within its powers and has been duly authorized by all necessary corporate and, if required, shareholder action; (b) this Guarantee has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity and (iii) implied covenants of good faith and fair dealing; (c) no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by it of this Guarantee, or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect; (d) the execution, delivery and performance by it of this Guarantee and the consummation of the transactions contemplated hereby (i) do not contravene (A) any law applicable to it, in any material respect or (B) its organizational documents, and (ii) will not violate or result in a default or require any consent or approval under any material indenture, agreement or other instrument binding upon it or its property, or give rise to a right thereunder to require any payment to be made by it; (e) it is, and immediately after giving effect to this Guarantee and all the transactions contemplated hereby will be, Solvent; (f) its payment obligations under this Guarantee  rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally; and (g) under the law of its jurisdiction of incorporation, it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guarantee or the transactions contemplated hereby (other than any such stamp, registration or similar tax that has been paid as of the date of this Guarantee or any nominal stamp, registration or similar tax pursuant to Curaçao law).

17.          Indemnification and Survival.  Without limitation on any other obligations of each Subsidiary Guarantor or remedies of the Administrative Agent under this Guarantee, each Subsidiary Guarantor shall, in accordance with Section 8.03 of the Credit Agreement (as if such Subsidiary Guarantor were the indemnifying party under the Credit Agreement) and to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and the Lenders from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) that may be suffered or incurred by the Administrative Agent or any Lender in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.  The obligations of each Subsidiary Guarantor under this Section shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.

18.          GOVERNING LAW.  THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

19.          Assignment.  Subject to the terms of the Credit Agreement, this Guarantee shall (a) bind each Subsidiary Guarantor and its successors and assigns, provided that no Subsidiary Guarantor may assign its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent and the Lenders (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Administrative Agent, the Lenders, and their respective successors and permitted assigns and the Administrative Agent and the Lenders may, without notice to any Subsidiary Guarantor and without affecting any Subsidiary

Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guarantee, in whole or in part, in each case, to the extent permitted under the Credit Agreement.

20.          Jurisdiction.  Each Subsidiary Guarantor hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  To the extent that any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Subsidiary Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guarantee.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guarantee shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guarantee against the Borrower or any Subsidiary Guarantor or any of their respective properties in the courts of any jurisdiction to enforce a judgment obtained in accordance with this Section.

Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in the preceding paragraph.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

21.          Notice; Service of Process.  All notices and other communications to any Subsidiary Guarantor under this Guarantee shall be in accordance with the Credit Agreement.

22.          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

23.          Judgment Currency.  (a) The Subsidiary Guarantors’ obligations hereunder to make payments in Dollars (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Guarantee.  If, for the purpose of obtaining or enforcing judgment against any Subsidiary Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”), (b) if there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Subsidiary Guarantors covenant and agree to pay, or cause to be paid, either (i) such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date, or (ii) such amount, in the Obligation Currency, equal to the amount of the applicable judgment denominated in the Judgment Currency, converted to the Obligation Currency in accordance with the Judgment Currency Conversion Date and (c) for purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

24.          Concerning Joint and Several Liability of the Subsidiary Guarantors.  Subject to any limitations set forth in Section 2 herein, each Subsidiary Guarantor accepts joint and several liability for the Guaranteed Obligations hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each Subsidiary Guarantor and in consideration of the undertakings of each other Subsidiary Guarantor to accept joint and several liability for the Guaranteed Obligations.

Each Subsidiary Guarantor, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Subsidiary Guarantors with respect to the payment of all of the Guaranteed Obligations without preferences or distinction among them.

The obligations of each Subsidiary Guarantor under the provisions of this Guarantee constitute full recourse obligations of each Subsidiary Guarantor enforceable against such Subsidiary Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity, genuineness or enforceability of the Credit Agreement or any other Loan Documents or any other circumstance whatsoever.

25.          Additional Subsidiary Guarantors.  Each Subsidiary of the Borrower that becomes a Subsidiary Guarantor pursuant to the Credit Agreement shall become a Subsidiary Guarantor for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a duly executed instrument of accession in the form attached as Exhibit A hereto.

26.          Compliance with Credit Agreement.  Each Subsidiary Guarantor agrees to comply with all obligations applicable to it under the Credit Agreement.

27.          Parallel Debt. For the purpose of this Section 27, “Corresponding Debt” means any amount which any Subsidiary Guarantor owes under or in connection with under this Guarantee or any other Loan Document, and “Parallel Debt” means any amount which a Subsidiary Guarantor owes to the Administrative Agent under this Section 27. Each Subsidiary Guarantor irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to, and in the currency or currencies of, its Corresponding Debt. The Parallel Debt of each Subsidiary Guarantor (a) shall become due and payable at the same time as its Corresponding Debt and (b) is independent and separate from, and without prejudice to, its Corresponding Debt. For the purposes of this Section 27, the Administrative Agent (a) is the independent and separate creditor of each Parallel Debt, (b) acts in its own name and not as agent, representative or trustee of the Lenders and its claims in respect of each Parallel Debt and any security in connection with such claims shall not be held on trust and (c) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding). The Parallel Debt of a Subsidiary Guarantor shall be (a) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged, and (b) increased to the extent to that its Corresponding Debt has increased, and its Corresponding Debt shall be (x) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (y) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Subsidiary Guarantor shall never exceed its Corresponding Debt.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee as of the day and year first above written.

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.

By:
Name:
Title:

Address:

CME MEDIA ENTERPRISES B.V.

By:
Name:
Title:

Address:

TIME WARNER INC., as Administrative Agent

By:
Name:
Title:

EXHIBIT A

FORM OF GUARANTEE JOINDER AGREEMENT

as of                            , 20

To:          The Administrative Agent (as defined in the Credit Agreement referenced below) and the Lenders who are party to the Credit Agreement (as such terms are defined below):

Reference is hereby made to the Guarantee (the “Guarantee”) dated as of [•], 2014, by and among the Subsidiary Guarantors party thereto (and as defined therein), any other Subsidiary Guarantors that became a Subsidiary Guarantor thereunder pursuant to a duly executed instrument of accession in the form of Exhibit A attached thereto and TIME WARNER INC., as Administrative Agent, on behalf of itself and the Lenders, delivered pursuant to that certain Term Loan Credit Agreement, dated as of [•], 2014 (as restated, amended, modified, supplemented and in effect, the “Credit Agreement”), among CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., as borrower (the “Borrower”), the lenders party thereto from time to time (the “Lenders”) and TIME WARNER INC., as Administrative Agent.  Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement, as applicable.

The undersigned acknowledges, and represents and warrants, the following: (1) the undersigned is a [corporation incorporated] [a general/limited partnership formed] [an entity constituted] on or prior to the date hereof; (2) the financial success of the undersigned is expected to depend in whole or in part upon the financial success of the Borrower; (3) the undersigned will receive substantial direct and indirect benefits from the Lenders’ extensions of credit to the Borrower pursuant to the Credit Agreement; and (4) the undersigned wishes to become party to the Guarantee and to guarantee the full and prompt payment of the Guaranteed Obligations.

In consideration of the foregoing, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned by its execution of this Guarantee Joinder Agreement hereby joins the Guarantee and becomes a Subsidiary Guarantor party thereto for all purposes thereof.  The undersigned further covenants and agrees that by its execution hereof it makes each of the representations and warranties made by a Subsidiary Guarantor thereunder and it shall be bound by and shall comply with all terms and conditions of the Guarantee and that it is jointly and severally liable with all of the Subsidiary Guarantors for the payment of all the Guaranteed Obligations.

[Signature Page Follows]

Very truly yours,

[NAME]

By:
Name:
Title: